Exhibit 3.2

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TCW DIRECT LENDING VIII PERPETUAL BDC LLC”, CHANGING ITS NAME FROM “TCW DIRECT LENDING VIII PERPETUAL BDC LLC” TO “TCW SPECIALTY LENDING LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 2025, AT 6:05 O`CLOCK P.M.

/s/ C.P. Sanchez
Charuni Patibanda-Sanchez, Secretary of State
10163554 8100	Authentication: 204486071
SR# 20253666721	Date: 08-15-25

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:05 PM 08/13/2025	STATE of DELAWARE
FILED 06:05 PM 08/13/2025	LIMITED LIABILITY COMPANY
SR 20253666721 - File Number 10163554	CERTIFICATE of AMENDMENT

This Certificate of Amendment of Certificate of Formation of TCW Direct Lending VIII Perpetual BDC LLC (the “Company”), dated August 13, 2025, is being duly executed and filed, in accordance with the provisions of 6 Del. C § 18-202, to amend the original Certificate of Formation, which was filed on April 14, 2025, with the Secretary of State of the State of Delaware (the “Certificate”), to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-201, et seq.) (the “Act”):

FIRST: The Certificate is amended by deleting paragraph one in its entirety and substituting in lieu thereof a new paragraph one to read as follows:

“1. Name: The name of the limited liability company is TCW Specialty Lending LLC”.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the date first, written above, and submits it for filing in accordance with the Act.

By:	/s/ Zachary Edelman
Name:	Zachary Edelman
Title:	Authorized Person